News Release

Unisys Announces 4Q and FY22 Results

Solid Fourth Quarter Performance with Expansion in Next-Gen(7) Solutions

•4Q revenue increased 3.3% year over year (YoY) and 7.0% in constant currency(1)
•Full-year revenue declined 3.6% YoY and grew 0.1% in constant currency
•4Q GAAP operating profit margin of 9.0%; non-GAAP operating profit margin(8) of 20.2%
•Full-year GAAP operating profit margin of 2.6%; non-GAAP operating profit margin of 8.0%
•4Q total company pipeline(3) growth of 15% YoY
•Full year book-to-bill(6) of 1.1x in 2022, up from 0.8x in 2021
•Year-end global GAAP pension deficit improvement of approximately $210M
•Company issues full-year 2023 guidance of (3.0%) to (7.0%) YoY constant currency revenue growth, 2.0% to 4.0% non-GAAP operating margin, and 9.5% to 11.5% adjusted EBITDA margin
•Guidance reflects expectations for (1%) to 4% constant currency revenue growth excluding License and Support (L&S) revenue within Enterprise Computing Solutions

BLUE BELL, Pa., February 22, 2023 – Unisys Corporation (NYSE: UIS) today reported fourth-quarter and full-year 2022 financial results.
“We had a solid finish to the year, delivering 7% year-over-year constant currency revenue growth in the fourth quarter. Our higher growth and higher margin Next-Gen Solutions are building momentum in the marketplace, growing total contract value(5) more than 80% versus the prior year quarter and more than doubling annual contract value(4) versus the prior year quarter. As we start 2023, we believe the new Unisys brand is resonating with our clients, prospects, third party advisors, and industry analysts,” said Unisys Chair and CEO Peter A. Altabef. “Our pipeline is stronger than it was a year ago, and our trailing twelve month book-to-bill expanded year-over-year to 1.1x. Although the light license and support renewal schedule for 2023 is expected to drive an overall decline in revenue and profit for the year, we expect revenue and margin improvement in the remainder of the business.”
Summary of Full-Year 2022 Results
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented except for financial guidance since such a reconciliation is not practicable without unreasonable effort.
•Revenue:
◦Revenue of $1.980B vs. $2.054B in 2021, down 3.6% YoY; up 0.1% in constant currency
•Gross Profit:
◦Gross profit of $529.6M vs. $572.0M in 2021, down 7.4% YoY

◦Gross margin of 26.7% vs. 27.8% in 2021, down 110 bps YoY
•Operating Profit:
◦Operating profit of $52.2M vs. $154.0M in 2021, down 66.1% YoY primarily driven by charges related to cost-reduction activities and other non-recurring expenses
▪Operating profit margin of 2.6% vs. 7.5% in 2021
◦Non-GAAP operating profit of $159.0M vs. $192.8M in 2021, down 17.5% YoY driven by an increase in marketing expense related to the launch of the new Unisys brand, the exit of certain non-strategic contracts and additional expense associated with certain contracts
▪Non-GAAP operating profit margin of 8.0% vs. 9.4% in 2021
•Net Income:
◦Net loss of $106.0M driven by increased charges related to cost-reduction activities and other non-recurring expenses vs. net loss of $448.5M in 2021, which included $447.9 million of after-tax settlement losses related to the company’s defined benefit pension plans
◦Non-GAAP net income(10) of $74.8M vs. $117.5M in 2021, down 36.3% YoY
•Adjusted EBITDA:
◦Adjusted EBITDA(9) of $325.8M vs. $369.9M in 2021, down 11.9% YoY
◦Adjusted EBITDA margin of 16.5% vs. 18.0% in 2021, down 150 bps YoY
•Earnings/Loss Per Share:
◦Loss per diluted share of $1.57 vs. loss per diluted share of $6.75 in 2021, driven by the same factors noted above with respect to GAAP net loss
◦Non-GAAP diluted earnings per share of $1.10 vs. $1.75 in 2021
•Cash Flow:
◦Cash from operations of $12.7M vs. $132.5M in 2021
◦Free cash flow(11) of $(73.2)M vs. $32.3M in 2021, primarily due to lower profitability and lower technology collections in 2022 vs. 2021
◦Adjusted free cash flow(12) of $27.0M vs. $172.2M in 2021
•Pipeline, ACV, TCV, Book-to-Bill:
◦Solid year-over-year growth in pipeline, ACV, and TCV driven by expansion across our Next-Gen Solutions of Modern Workplace, Digital Platforms and Applications (DP&A), Specialized Services and Next-Gen Compute (SS&C) and Micro-Market Solutions
◦Pipeline: increased 15% YoY
◦ACV: increased 36% YoY
◦TCV: increased 28% YoY
◦Trailing-twelve-month book-to-bill: 1.1x up from 0.8x in 2021
•Balance Sheet:
◦As of December 31, 2022, total cash and cash equivalents was $391.8M
◦Year-end global GAAP pension deficit improvement of approximately $210M to $543.1M
Full-Year 2022 Financial Highlights by Segment:
Digital Workplace Solutions (DWS): The company continues the transformation of its DWS business as clients shift into higher growth and margin Modern Workplace solutions

•Revenue:
◦DWS revenue of $509.9M vs. $574.5M in 2021, a decline of 11.2% YoY or a decline of 7.3% in constant currency, primarily due to an $82.5M impact from non-strategic contracts exited in 2021
◦Excluding these contracts, DWS revenue grew 3.7% YoY, or 8.4% in constant currency, driven by demand for Modern Workplace solutions
•Gross Margin:
◦DWS gross profit margin of 14.0% vs. 13.8% in 2021
Cloud, Applications & Infrastructure Solutions (CA&I): Continued expansion of DP&A solutions within CA&I. The company continues to evolve its portfolio in this direction.
•Revenue:
◦CA&I revenue of $520.3M vs. $485.6M in 2021, up 7.1% YoY, or 9.4% in constant currency primarily driven by expansion of DP&A solutions and our acquired application development solutions
•Gross Margin:
◦CA&I gross profit margin of 9.1% vs. 9.7% in 2021, down 60 bps YoY driven by additional expense associated with certain contract exits and higher labor costs
Enterprise Computing Solutions (ECS): The company is delivering innovation in industry solutions and next-gen compute capabilities to reinvigorate new logo growth in ECS
•Revenue:
◦ECS revenue of $669.7M vs. $685.7M in 2021, down 2.3% YoY, or up 0.1% YoY in constant currency
•Gross Margin:
◦ECS gross profit margin of 64.5% vs. 63.4% in 2021
Summary of Fourth Quarter 2022 Results
•Revenue:
◦Revenue of $557.0M vs. $539.3M in 4Q21, up 3.3% YoY, or 7.0% in constant currency
◦Growth was driven by strength in CA&I and a strong quarter of license renewals within ECS, particularly with clients in the travel and financial services sectors
•Gross Profit:
◦Gross profit of $189.8M vs. $163.7M in 4Q21, up 15.9% YoY
◦Gross profit margin of 34.1% vs 30.4% in 4Q21
◦370 bps YoY improvement driven by higher ECS revenue and improvements to delivery efficiency in DWS and CA&I
•Operating Profit:
◦GAAP operating profit of $50.0M vs. $44.5M in 4Q21, up 12.4% YoY
◦GAAP operating profit margin of 9.0% vs 8.3% in 4Q21
◦Non-GAAP operating profit of $112.4M vs. $63.3M in 4Q21, up 77.6% YoY
◦Non-GAAP operating profit margin of 20.2% vs. 11.7% in 4Q21

•Net Income:
◦GAAP net income of $8.5M vs. a net loss of $131.2M in 4Q21
◦Non-GAAP net income of $82.8M vs. $34.8M in 4Q21, up 137.9% YoY
•Adjusted EBITDA
◦Adjusted EBITDA of $148.7M vs. $107.0M in 4Q21, up 39.0% YoY
◦Adjusted EBITDA margin of 26.7% vs. 19.8% in 4Q21
•Earnings/Loss Per Share:
◦Diluted earnings per share of $0.12 vs. diluted loss per share of $1.95 in 4Q21
◦Non-GAAP diluted earnings per share of $1.22 vs. $0.51 in 4Q21
•Cash Flow:
◦Cash from operations was $34.9M vs. $68.0M in 4Q21
◦Free cash flow was $13.8M vs. $44.3M in 4Q21
◦Adjusted free cash flow was $39.3M vs. $72.2M in 4Q21
◦Year-over-year decline in free cash flow primarily due to lower technology collections in 2022 vs. 2021
•ACV, TCV & Backlog:
◦4Q ACV: increased 58% YoY
◦4Q TCV: increased 55% YoY
▪Driven by strength across Next-Gen Solutions and higher renewal levels in DWS
◦Backlog(2): $2.92B from $2.69B in 3Q22, a $230M expansion quarter-over-quarter
Fourth Quarter 2022 Financial Highlights by Segment:
Strong 4Q constant currency growth and margin expansion in CA&I and ECS
DWS:
•Revenue:
◦DWS revenue of $127.8M vs. $140.0M in 4Q21, down 8.7% YoY, or down 3.0% in constant currency due to a $12M impact from the exit of several non-strategic accounts in 2021
•Gross Profit Margin:
◦DWS gross profit margin of 15.1% vs. 14.0% in 4Q21, up 110 bps YoY driven by increased delivery efficiency
CA&I:
•Revenue:
◦CA&I revenue of $138.8M vs. $127.3M in 4Q21, up 9.0% YoY, or 11.6% in constant currency
•Gross Profit Margin:
◦CA&I gross profit margin of 19.0% vs. 13.4% in 4Q21, up 560 bps YoY primarily due to expansion of DP&A solutions and our acquired application development solutions

ECS:
•Revenue:
◦ECS revenue of $225.6M vs. $193.6M in 4Q21, up 16.5% YoY, or 16.8% in constant currency
•Gross Profit Margin:
◦ECS gross profit margin of 73.3% vs. 65.3% in 4Q21, up 800 bps YoY due to flow through from higher license renewal levels during the quarter
2023 Financial Guidance
The company has issued full-year 2023 revenue and profitability guidance. Constant currency revenue growth is expected to be in the range of (3.0%) to (7.0%) YoY. The company anticipates that non-GAAP operating profit margin will be in the range of 2.0% to 4.0% and adjusted EBITDA margin in the range of 9.5% to 11.5%.

Conference Call
Unisys will hold a conference call with the financial community on Thursday, February 23 at 8 a.m. Eastern Time to discuss the results.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A replay of the webcast will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-877-344-7529 for domestic callers or 1-412-317-0088 for international callers and entering access code 5843310 from two hours after the end of the call until March 9, 2023.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents future revenue associated with contracted work which has not yet been delivered or performed. Although the company believes this revenue will be recognized, it may, for commercial reasons, allow the orders to be cancelled, with or without penalty.

(3) Pipeline – Represents qualified prospective sale opportunities for which bids have been submitted or vetted prospective sales opportunities which are being actively pursued. There is no assurance that pipeline will translate into recorded revenue.

(4) Annual Contract Value (ACV) – Represents the revenue expected to be recognized during the first 12 months following the signing of a contract.

(5) Total Contract Value (TCV) – Represents the estimated revenue related to contracts signed in the period without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

(6) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(7) Next-Gen Solutions – Includes our Modern Workplace solutions within DWS, Digital Platforms and Applications (DP&A) solutions within CA&I, Specialized Services and Next-Gen Compute (SS&C) solutions within ECS, as well as Micro-Market solutions.

Non-GAAP Information
Certain financial information is presented in this release under both a U.S. generally accepted accounting basis (GAAP) and a non-GAAP basis. Non-GAAP financial measures exclude certain items such as post-retirement expenses and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP.

(8) Non-GAAP operating profit – This measure excludes pretax postretirement expense and pretax charges in connection with cost-reduction activities and other expenses.

(9) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes postretirement expenses and cost-reduction activities and other expenses, non-cash share-based expense, and other (income) expense adjustments.

(10) Non-GAAP net income and non-GAAP diluted earnings per share – These measures excluded postretirement expense and charges in connection with cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(11) Free cash flow – Represents cash flow from operations less capital expenditures.

(12) Adjusted free cash flow – Represents free cash flow less cash used for postretirement funding and cost-reduction activities and other payments.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – digital workplace; cloud, applications & infrastructure; enterprise computing; and business process – help our clients challenge the status quo and create new possibilities. To learn how we deliver breakthroughs for our clients, visit unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections or expectations of earnings, revenues, non-GAAP operating profit margin, adjusted EBITDA margin, annual contract value, total contract value, new business ACV or TCV, backlog, pipeline or other financial items; any statements of our plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect our future results include, but are not limited to, the following: our ability to grow revenue and expand margin in our Digital Workplace Solutions and Cloud, Applications & Infrastructure Solutions businesses; our ability to maintain our installed base and sell new solutions and related services; our ability to attract and retain experienced personnel in key positions; the potential adverse effects of aggressive competition; our ability to effectively anticipate and respond to rapid technological innovation in our industry; our ability to retain significant clients and attract new clients; our contracts may not be as profitable as expected or provide the expected level of revenues; the business and financial risk in implementing acquisitions or dispositions; we have significant underfunded pension obligations; cybersecurity incidents could result in incurring significant costs and could harm our business and reputation; our failure to remediate material weaknesses in our disclosure controls and procedures and internal controls over financial reporting or any other material weaknesses in the future could result in material misstatements in our financial statements; our ability to access financing markets; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; the adverse effects of global economic conditions, acts of war, terrorism, natural disasters or the widespread outbreak of infectious diseases; a reduction in our credit rating; a significant disruption in our IT systems could adversely affect our business and reputation; the performance and capabilities of third parties with whom we have commercial relationships; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; a potential impairment of goodwill or intangible assets; a failure to meet standards or expectations with respect to our environmental, social and governance practices; and our ability to use our net operating loss carryforwards and certain other tax attributes may be limited. Additional discussion of factors that could affect our future results is contained in our periodic filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. While included under the definition of forward-looking statements, for the avoidance of doubt, any specific guidance or color that we may provide from time to time regarding our expected future financial performance is effective only on the date given. We generally will not update, reaffirm or otherwise comment on any such information except as we deem necessary, and then only in a manner that complies with Regulation FD.

Contacts:	For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com
###
RELEASE NO.: 0222/9898

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue
Services	$409.7	$430.5	$1,597.3	$1,699.3
Technology	147.3	108.8	382.6	355.1
	557.0	539.3	1,979.9	2,054.4
Costs and expenses
Cost of revenue:
Services	324.3	339.0	1,285.9	1,358.7
Technology	42.9	36.6	164.4	123.7
	367.2	375.6	1,450.3	1,482.4
Selling, general and administrative	132.9	109.8	453.2	389.5
Research and development	6.9	9.4	24.2	28.5
	507.0	494.8	1,927.7	1,900.4
Operating income	50.0	44.5	52.2	154.0
Interest expense	7.8	8.4	32.4	35.4
Other (expense), net	(16.2)	(145.7)	(82.4)	(580.3)
Earnings (loss) before income taxes	26.0	(109.6)	(62.6)	(461.7)
Provision (benefit) for income taxes	17.2	21.9	42.3	(11.9)
Consolidated net earnings (loss)	8.8	(131.5)	(104.9)	(449.8)
Net income (loss) attributable to noncontrolling interests	0.3	(0.3)	1.1	(1.3)
Net income (loss) attributable to Unisys Corporation	$8.5	$(131.2)	$(106.0)	$(448.5)
Earnings (loss) per common share attributable to Unisys Corporation
Basic	$0.13	$(1.95)	$(1.57)	$(6.75)
Diluted	$0.12	$(1.95)	$(1.57)	$(6.75)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended December 31, 2022
Customer revenue	$557.0	$127.8	$138.8	$225.6	$64.8
Intersegment	—	—	—	—	—
Total revenue	$557.0	$127.8	$138.8	$225.6	$64.8
Gross profit percent	34.1%	15.1%	19.0%	73.3%
Three Months Ended December 31, 2021
Customer revenue	$539.3	$140.0	$127.3	$193.6	$78.4
Intersegment	—	—	—	—	—
Total revenue	$539.3	$140.0	$127.3	$193.6	$78.4
Gross profit percent	30.4%	14.0%	13.4%	65.3%

	Total	DWS	CA&I	ECS	Other
Year Ended December 31, 2022
Customer revenue	$1,979.9	$509.9	$520.3	$669.7	$280.0
Intersegment	—	—	—	—	—
Total revenue	$1,979.9	$509.9	$520.3	$669.7	$280.0
Gross profit percent	26.7%	14.0%	9.1%	64.5%
Year Ended December 31, 2021
Customer revenue	$2,054.4	$574.5	$485.6	$685.7	$308.6
Intersegment	—	—	—	1.4	(1.4)
Total revenue	$2,054.4	$574.5	$485.6	$687.1	$307.2
Gross profit percent	27.8%	13.8%	9.7%	63.4%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$391.8	$552.9
Accounts receivable, net	402.5	451.7
Contract assets	28.9	42.0
Inventories	14.9	7.6
Prepaid expenses and other current assets	92.3	78.8
Total current assets	930.4	1,133.0
Properties	410.8	468.0
Less – Accumulated depreciation and amortization	334.9	381.5
Properties, net	75.9	86.5
Outsourcing assets, net	66.4	124.6
Marketable software, net	165.1	176.2
Operating lease right-of-use assets	42.5	62.7
Prepaid postretirement assets	119.5	159.7
Deferred income taxes	118.6	125.3
Goodwill	287.1	315.0
Intangible assets, net	52.4	34.9
Restricted cash	10.9	7.7
Assets held-for-sale	6.4	20.0
Other long-term assets	190.4	173.9
Total assets	$2,065.6	$2,419.5
Total liabilities and equity (deficit)
Current liabilities:
Current maturities of long-term debt	$17.4	$18.2
Accounts payable	160.8	180.2
Deferred revenue	200.7	253.2
Other accrued liabilities	271.6	300.9
Total current liabilities	650.5	752.5
Long-term debt	495.7	511.2
Long-term postretirement liabilities	714.6	976.2
Long-term deferred revenue	122.3	150.7
Long-term operating lease liabilities	29.7	46.1
Other long-term liabilities	31.0	47.2
Commitments and contingencies
Total Unisys Corporation stockholders' deficit	(14.7)	(113.7)
Noncontrolling interests	36.5	49.3
Total equity (deficit)	21.8	(64.4)
Total liabilities and equity (deficit)	$2,065.6	$2,419.5

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Consolidated net loss	$(104.9)	$(449.8)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Foreign currency losses	6.8	2.6
Non-cash interest expense	1.3	1.8
Employee stock compensation	20.0	18.8
Depreciation and amortization of properties	50.2	30.5
Depreciation and amortization of outsourcing assets	64.5	68.0
Amortization of marketable software	58.7	71.9
Amortization of intangible assets	10.1	3.0
Other non-cash operating activities	0.3	(0.6)
Loss on disposal of capital assets	6.6	2.2
Postretirement contributions	(43.7)	(56.4)
Postretirement expense	45.3	552.0
Deferred income taxes, net	(8.3)	(59.2)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables, net and contract assets	15.5	47.4
Inventories	(8.0)	6.0
Other assets	(2.6)	8.0
Accounts payable and other accrued liabilities	(103.8)	(149.4)
Other liabilities	4.7	35.7
Net cash provided by operating activities	12.7	132.5
Cash flows from investing activities
Proceeds from investments	3,336.1	4,148.2
Purchases of investments	(3,380.4)	(4,168.1)
Capital additions of properties	(31.0)	(27.3)
Capital additions of outsourcing assets	(8.6)	(18.5)
Investment in marketable software	(46.3)	(54.4)
Purchases of businesses, net of cash acquired	(0.3)	(239.3)
Other	(0.9)	(0.9)
Net cash used for investing activities	(131.4)	(360.3)
Cash flows from financing activities
Payments of long-term debt	(17.8)	(103.1)
Proceeds from issuance of long-term debt	—	1.5
Proceeds from exercise of stock options	—	4.5
Other	(3.8)	(8.4)
Net cash used for financing activities	(21.6)	(105.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(17.6)	(12.8)
Decrease in cash, cash equivalents and restricted cash	(157.9)	(346.1)
Cash, cash equivalents and restricted cash, beginning of period	560.6	906.7
Cash, cash equivalents and restricted cash, end of period	$402.7	$560.6

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2022	2021	2022	2021
	GAAP net income (loss) attributable to Unisys Corporation	$8.5	$(131.2)	$(106.0)	$(448.5)
Postretirement expense:	pretax	11.2	144.3	45.3	552.0
	tax	0.1	0.4	0.5	53.2
	net of tax	11.1	143.9	44.8	498.8
Cost reduction and other expenses	pretax	66.6	22.1	139.5	67.8
	tax	3.4	—	3.5	0.6
	net of tax	63.2	22.1	136.0	67.2
	noncontrolling interest	—	—	—	—
	net of noncontrolling interest	63.2	22.1	136.0	67.2

	Non-GAAP net income attributable to Unisys Corporation	$82.8	$34.8	$74.8	$117.5

	Weighted average shares (thousands)	67,793	67,170	67,665	66,451
Plus incremental shares from assumed conversion:
	Employee stock plans	331	914	481	871
	Non-GAAP adjusted weighted average shares	68,124	68,084	68,146	67,322
	Diluted earnings (loss) per share
	GAAP basis
	GAAP net income (loss) attributable to Unisys Corporation	$8.5	$(131.2)	$(106.0)	$(448.5)
	Divided by weighted average shares	68,124	67,170	67,665	66,451
	GAAP diluted earnings (loss) per share	$0.12	$(1.95)	$(1.57)	$(6.75)
	Non-GAAP basis
	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$82.8	$34.8	$74.8	$117.5
Divided by Non-GAAP adjusted weighted average shares		68,124	68,084	68,146	67,322
Non-GAAP diluted earnings per share		$1.22	$0.51	$1.10	$1.75

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash provided by operations	$34.9	$68.0	$12.7	$132.5
Additions to marketable software	(11.1)	(12.3)	(46.3)	(54.4)
Additions to properties	(9.5)	(7.6)	(31.0)	(27.3)
Additions to outsourcing assets	(0.5)	(3.8)	(8.6)	(18.5)
Free cash flow	13.8	44.3	(73.2)	32.3
Postretirement funding	9.8	12.8	43.7	56.4
Cost reduction and other payments	15.7	15.1	56.5	83.5
Adjusted free cash flow	$39.3	$72.2	$27.0	$172.2

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss) attributable to Unisys Corporation	$8.5	$(131.2)	$(106.0)	$(448.5)
Net income (loss) attributable to noncontrolling interests	0.3	(0.3)	1.1	(1.3)
Interest expense, net of interest income of $3.7, $2.4, $12.4, $7.8 respectively*	4.1	6.0	20.0	27.6
Provision (benefit) for income taxes	17.2	21.9	42.3	(11.9)
Depreciation	36.6	24.5	114.7	98.5
Amortization	18.4	22.3	68.8	74.9
EBITDA	$85.1	$(56.8)	$140.9	$(260.7)

Postretirement expense	$11.2	$144.3	$45.3	$552.0
Cost reduction and other expenses**	43.6	16.3	103.8	57.3
Non-cash share based expense	4.3	2.7	19.0	14.2
Other expense, net adjustment***	4.5	0.5	16.8	7.1
Adjusted EBITDA	$148.7	$107.0	$325.8	$369.9

*Included in other (expense), net on the consolidated statements of income (loss)
**Reduced for depreciation and amortization included above
***Other expense, net as reported on the consolidated statements of income (loss) less postretirement expense, interest income and items included in cost reduction and other expenses

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$557.0	$539.3	$1,979.9	$2,054.4
Net earnings (loss) attributable to Unisys Corporation as a percentage of revenue	1.5%	(24.3)%	(5.4)%	(21.8)%
Non-GAAP net income attributable to Unisys Corporation as a percentage of revenue	14.9%	6.5%	3.8%	5.7%
Adjusted EBITDA as a percentage of revenue	26.7%	19.8%	16.5%	18.0%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP operating profit	$50.0	$44.5	$52.2	$154.0
Cost reduction and other expenses*	61.9	18.0	104.7	35.3
Postretirement expense**	0.5	0.8	2.1	3.5
Non-GAAP operating profit	$112.4	$63.3	$159.0	$192.8

Revenue	$557.0	$539.3	$1,979.9	$2,054.4

GAAP operating profit percent	9.0%	8.3%	2.6%	7.5%
Non-GAAP operating profit percent	20.2%	11.7%	8.0%	9.4%

*Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss)
**Included in selling, general and administrative on the consolidated statements of income (loss)